Exhibit 99.1

FOR IMMEDIATE RELEASE
September 4, 2026

MEDIA CONTACT:
James Madlom, 414-390-5500
jmadlom@muellercommunications.com

MANDEL GROUP AND COTTONWOOD COMMUNITIES, INC.
ANNOUNCE STRATEGIC MERGER

MILWAUKEE – Mandel Group, Inc. (“Mandel”) has agreed to merge a portion of its multifamily portfolio with Cottonwood Communities, Inc. (“Cottonwood”), a Salt Lake City-based, multifamily sector-focused, real estate investment trust. Specifically, 13 Mandel-owned and operated properties, valued at over $600 million will be merged with Cottonwood’s portfolio in exchange for units in the Cottonwood operating partnership and cash.

As part of this transaction, both Mandel and Cottonwood will merge their property management platforms. The combined management company will manage all Mandel assets, including Mandel properties not part of this transaction and others currently under development.

The merger transactions for twelve properties are expected to be completed in the coming months, subject to lender approvals, approval of the mergers by the members of the property-owning entities, as well as other closing conditions. The membership interests in one property were acquired at the end of July.

Following the transactions, Mandel will continue to operate as an independent, privately held real estate development and asset management company. It will retain ownership and asset management of approximately $900 million of assets and will continue to actively pursue existing and new development opportunities where it can create best-in-class apartment communities.

After the completion of the transactions, Cottonwood will own $3.3 billion in assets, including 13,400 apartments in 16 states and 21 markets. In addition, Cottonwood will provide property management for an additional 2,346 multifamily units.

"This transaction brings together two organizations with complementary cultures and core values and a shared commitment to acquiring, developing and managing exceptional multifamily communities," said Barry Mandel, chairman and CEO of Mandel. "By combining a significant portion of our portfolio and our management operations with Cottonwood, we're creating a platform with greater scale, enhanced operational capabilities and geographic diversity in high-growth metropolitan markets."
“This partnership with the Mandel Group accomplishes our objective of growth and expansion in the best possible way” said Daniel Shaeffer, CEO of Cottonwood. “This transaction not only adds high-quality properties to the combined portfolio but also brings many talented and well-trained people to our team. We are delighted about both the financial advantages and the cultural and other intangible benefits these transactions produce for both Cottonwood and Mandel.”
Barry Mandel will join Cottonwood’s advisory board as part of the transaction. All of Mandel’s site associates, and nearly all of Mandel’s corporate management group, will be retained by the newly merged entity.

Additional information regarding the merger agreements, the mergers and the other transactions contemplated is included in a Current Report on Form 8-K filed by Cottonwood with the SEC on September 4, 2026.

About Mandel Group

Mandel Group, Inc. is a national award‐winning builder and developer headquartered in Milwaukee. Founded in 1991, Mandel Group has developed or transacted over $2.4 billion of residential and commercial real estate development and acquisition activity in the metropolitan Milwaukee area as well as select Midwestern markets. Among its developments are East Pointe, a 9‐block redevelopment of a vacant freeway corridor north of Milwaukee’s CBD; University Club Tower, a 37 story, $100+ million high rise luxury condominium tower on Milwaukee’s lakefront; and The North End, a $140 million, multi‐phased mixed‐use neighborhood on the site of the former US Leather Tannery. Further information is available at www.mandelgroup.com.

About Cottonwood Communities

Cottonwood Communities, Inc. is a publicly registered, non-traded, net asset value (NAV)-based perpetual life real estate investment trust focused exclusively on the multifamily sector. As of June 30, 2026, Cottonwood had a portfolio of $2.7 billion in total assets, with a total of 48 multifamily investments operating in 18 U.S. markets representing over 12,600 multifamily units, including 11,141 units from operating properties, 198 units from development properties and 1,307 units associated with structured real estate investments in which Cottonwood does not own the underlying real estate. Cottonwood's sponsor, Cottonwood Communities Advisors, LLC, together with its affiliates and predecessors, has operated as a fully integrated multifamily real estate platform since 2004, and its management team brings more than 250 years of combined industry experience. Headquartered in Salt Lake City, Utah, Cottonwood invests in a diverse portfolio of stabilized multifamily apartment communities and multifamily real estate-related assets throughout the United States.

Advisors

Jones Lang LaSalle Securities, LLC is acting as financial advisor to Mandel on both the mergers of its multifamily portfolio and its property management platform. Robert A. Stanger & Co., Inc. is acting as financial advisor to the property-owning entities. DLA Piper LLP (US) is acting as legal counsel to Cottonwood. Proskauer Rose LLP and Foley & Lardner LLP are acting as legal counsel to the property-owning entities and Mandel.

ADDITIONAL INFORMATION ABOUT THE TRANSACTIONS

In connection with the proposed transactions, Cottonwood Residential O.P., LP (“CROP), the operating partnership of Cottonwood, will prepare and distribute a private placement memorandum (“PPM”) that will include a consent solicitation of the members of the property-owning entities (the “Solicitation Materials”). The PPM and the Solicitation Materials will be provided to the members of the property-owning entities and will contain important information about the transactions and related matters. This communication is not a substitute for the PPM and the Solicitation Materials or any other documents that will be made available to the members of the property-owning entities. MEMBERS OF THE PROPERTY-OWNING ENTITIES ARE URGED TO READ THE PPM AND THE SOLICITATION MATERIALS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS MADE AVAILABLE BY MANDEL OR CROP CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CROP, MANDEL AND THE PROPOSED TRANSACTIONS.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

FORWARD-LOOKING STATEMENTS

This communication contains statements regarding proposed transactions between Cottonwood and Mandel, which, among other statements, constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements, which are based on management’s current expectations and beliefs describe future plans, strategies and expectations of Cottonwood and are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: (i) the risk that the transactions will not be consummated within the expected time period or at all, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of any or all of the agreements entered in connection with the transactions, (iii) the inability to obtain the approval of the members of the property-owning entities or the failure to satisfy the other conditions to closing of the transactions, (iv) risks related to disruption of management’s attention from the ongoing business operations due to the transactions, (v) unanticipated difficulties or expenditures relating to the transactions, (vi) adjustments to the merger consideration prior to or after the closing of the transactions, (vii) availability of suitable investment opportunities, (viii) changes affecting the real estate industry and changes in financial markets and interest rates, (ix) changes in market demand for rental apartment homes and pricing pressures that could limit the ability to lease units or increase rents or that could lead to declines in occupancy and rent levels, (x) the availability and terms of financing, (xi) general economic conditions, (xii) legislative and regulatory changes that could adversely affect the business of Cottonwood, and (xiii) other risks and factors, including those set forth in the “Risk Factors” section of Cottonwood’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Cottonwood undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this communication, except as required by law.
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